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                                                                Exhibit 23 (a)





                        INDEPENDENT AUDITOR'S CONSENT




We consent to the incorporation by reference in this Registration Statement of American Phoenix Group, Inc. (formerly called Kushi Macrobiotics Corp.) on Form S-3 of our report dated February 2, 1996 except for Note 11, as to which the date is March 22, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-KSB of American Phoenix Group, Inc. (formerly called Kushi Macrobiotics Corp.) for the year ended December 31, 1995


                                           /s/ ISRAELOFF, TRATTNER & CO.
                                           --------------------------------
                                           ISRAELOFF, TRATTNER & CO., P.C.


Valley Stream, New York
October 23, 1996